(a) Statement of Net Assets (as of April 2013) (All Share Classes)			USD=	102.61
			(As of the end of April
			2014)
		US$	JPY (in thousands
			except column V)
I. Total Assets		45,970,961,194	4,717,080,328
II Total Liabilities		527,442,209	54,120,845
III. Total Net Assets (I - II)	*	45,443,518,985	4,662,959,483
IV. Total Number of Shares Outstanding	**	737,577,841	Shares
V. Net Asset Value per Share (III / IV)	***	61.61	6,322

* Total Net Assets for Investor Shares = $[ 5,009,034,549.64 ]
** Total Number of Shares Outstanding for Investor Shares = [94,909,839.35]
*** Net Asset Value per Share for Investor Shares = $[ 52.78 ]

			(As of the end of
			December 2013)
		US$	JPY (in thousands
			except column V)
I. Total Assets		44,243,098,438	4,539,784,331
II Total Liabilities		856,296,840	87,864,619
III. Total Net Assets (I - II)	*	43,386,801,598	4,451,919,712
IV. Total Number of Shares Outstanding	**	719,883,066	Shares
V. Net Asset Value per Share (III / IV)	***	60.27	6,184

* Total Net Assets for Investor Shares = $[ 5,040,980,940.06 ]
** Total Number of Shares Outstanding for Investor Shares = [95,678,322.74]
*** Net Asset Value per Share for Investor Shares = $[ 52.69 ]